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EXHIBIT 10.9

SUBORDINATED PROMISSORY NOTE
August 18, 2003                 $150,000

Kahiki Foods, Inc., an Ohio corporation (the "Company), hereby promises to pay to the order of Alice Tsao the principal amount of One Hundred Fifth Thousand Dollars ($150,000.00) together with interest thereon calculated from the date hereof in accordance with the provisions of this Note.

This Note and the indebtedness evidenced hereby, including the principal and interest, at all times shall remain junior and subordinate to any and all indebtedness of the company to all financial institutions. (the "Lender Debt")

TERM

The entire unpaid principal hereon, together with accrued and unpaid interest thereon, and all other obligations of the Company hereunder, if not sooner paid, shall be due and payable in full on February 1, 2005 ("Maturity Date").

PAYMENTS

Interest will accrue at a variable rate of interest computed as of the last day of each month at the then prime lending rate of Bank One, N.A. plus two percent (2%) per annum on the unpaid principal amount of this Note outstanding from time to time. The Company shall pay to the holder of this Note interest only on the outstanding principal amount on the first day of each month, commencing on September 1, 2003 and each and every month thereafter until February 1, 2005 when the entire remaining balance shall become due and payable.

PREPAYMENTS

a. The Company may, at any time after the date of issuance hereof, and from time to time thereafter at its option, without premium or penalty, prepay all or a portion of the outstanding principal amount of this Note; provided that (i) such prepayment is not prohibited pursuant to the terms of the Senior Debt and (ii) the Company has paid all interest on the Note accrued through the date of prepayment specified in the Company's notice referred to in subparagraph (b) below.

b. The Company will send written notice of its election to make a prepayment on this Note to each holder of the Note by registered or certified mail, return receipt requested, at least fifteen (15) days prior to the date of prepayment.

EVENTS OF DEFAULT

a. Definition. For purposes of this Note, an Event of Default will be deemed to have occurred if:

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      i. The Company fails to pay when due the full amount of interest then accrued on this Note, or the Company fails to pay when due the full amount of any principal payment on this Note;

      ii. the Company fails to perform or observe any other provision contained in this Note; provided that no event of Default will be deemed to have occurred under this subparagraph (ii) if the company establishes (to the reasonable satisfaction of the holder of the Note) that (a) the particular Event of Default has not been caused by knowing or purposeful conduct by the Company, (b) the Company has exercised, and continues to exercise, best efforts to expeditiously cure the Event of Default (if cure is possible), (c) the Event of Default is not material to the Company's financial condition, operations, assets or business prospects, and (d) the Event of Default is not material to the holder's investment in the Note; or

      iii. The Company makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Company bankrupt or insolvent; or any order for relief with respect to the Company is entered under the United States Bankruptcy Code; or the Company (a) petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company, or of any substantial part of the assets of the Company, or (b) commences any proceeding relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Company and either (x) the Company by any act indicates its approval thereof, consent thereto or acquiescence therein or (y) such petition, application or proceeding is not dismissed within sixty (60) days.

b. Consequences of Events of Default.

      i. If an Event of Default has occurred, the holder of this Note may demand immediate payment of all or any portion of the outstanding principal amount of the Note. If the holder demands immediate payment of all or any portion of this Note, the Company will (within thirty (30) days after receipt of the initial request for payment) pay to such holder the principal amount of the Note requested to be paid (plus accrued interest thereon).

      ii. The holder of this Note will also have any other rights which such holder may have been afforded under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

AMENDMENT AND WAIVER

Except as otherwise expressly provided herein, the provisions of this Note may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holder of this Note.

CANCELLATION

After all principal and accrued interest at any time owed on this Note has been paid in full, this Note will be surrendered to the Company for cancellation and will not be reissued.

PLACE OF PAYMENT

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Payments of principal and interest are to be delivered to the holder hereof at the address set forth for the holder in the shareholder records of the Company or to such other address or to the attention of such other person as specified by prior written notice to the Company.

IN WITNESS WHEREOF, the Company has executed and delivered this Note on August 18, 2002.

KAHIKI FOODS, INC.

By: /s/ Michael Tsao
Michael Tsao, President